Mateon Partners with WideTrial for Data-Generating Expanded Access Programs in Cancer

AGOURA HILLS, California and SAN FRANCISCO, California, September 9th, 2019 -- Mateon Therapeutics Inc. (OTCQB:MATN), announced today that it has executed agreements with WideTrial Inc. for an Expanded Access program (EAP) in pancreatic cancer. Using WideTrial’s novel platform, the investigational therapeutic OT-101 will be made available for elective treatment-use to patients who do not meet the inclusion criteria of OT-101 research trials. The partnership may also support Expanded Access for OT-101 in additional patients with advanced solid tumors, excluding brain cancers (AA, GBM, and other gliomas). Separately, the companies executed data access agreements to support the development of Mateon’s AI/Blockchain technologies with WideTrial’s data assets in cancer and other therapeutic areas.

OT-101 is a first-in-class RNA therapeutic targeting TGF beta and is the lead immune-oncology drug candidate of Oncotelic, a wholly owned subsidiary of Mateon Therapeutics Inc.. The investigational drug exhibited single-agent activity in relapsed/refractory cancer patients during multiple Phase 2 clinical trials.

Like research trials, cohort Expanded Access programs (EAPs) are centrally monitored trials that enroll patients at designated sites under a single protocol. They differ from research trials in that their primary objective is to provide the option of treatment-use to patients who cannot take part in the product’s research trials.

“This Expanded Access program will allow us to meet the spirit of clinical trial inclusivity, as described in the 2017 FDA Reauthorization Act. We are pleased to have found a viable way to accommodate greater numbers of patients in need and the doctors who seek to treat them,” said Dr. Vuong Trieu, Chairman and CEO of Mateon Therapeutics Inc.. “Though the primary objective is treatment, we intend to utilize generated data to improve the power and targeting of future research trials.”

“The PointR platform applies cutting edge algorithms to clinical datasets and could be used to quickly and cost-effectively identify the best therapy tailored fit to a single individual. The ability to access EAP data is helpful to the development of this platform” said Saran Saund, CEO of PointR Data, which is becoming a wholly owned subsidiary of Mateon Therapeutics Inc.. “We are thrilled at the opportunity of vertically integrating artificial intelligence and drug development capabilities under one roof to quickly identify promising new therapeutic opportunities for various diseases and to deliver compelling business value.”

“We built WideTrial to solve the economic and operational barriers that drug developers face with Expanded Access,” said Jess Rabourn, CEO of WideTrial. “The new platform enables larger numbers of gravely ill patients to choose to try investigational medicines under a properly designed protocol. Although treatment is the primary objective, EAP sponsors can learn a lot from patients’ experiences in these programs.”

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB: MATN) creating an immune-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immune-oncology drug candidate of Mateon, is a first-in-class RNA therapeutic targeting TGF beta that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. The founding team of Oncotelic was responsible for the development of Abraxane as chemotherapeutic agents for breast, lung, melanoma, and pancreatic cancer. Abraxane was approved in 2005 and has $1B in sales annually and Cynviloq, a next generation Abraxane, was acquired by NantPharma for $1.3B. Mateon will leverage its deep expertise in oncology and RNA therapeutic drug development to improve treatment outcomes and survival of cancer patients. For more information, please visit www.oncotelic.com or www.mateon.com.

About WideTrial Inc.

WideTrial is clinical data company in Silicon Valley serving as a specialist, third-party sponsor of data-generating cohort Expanded Access programs (EAPs). More information is available at www.widetrial.com.

About PointR Data Inc.

PointR is a revenue generating stage AI company with a revolutionary cluster-computer platform for AI that crunches machine learning models at a fraction of the power and budget of mainstream computing. It provides for an AI computing platform for pharmaceutical and healthcare verticals including blockchain support for clinical and manufacturing where data integrity and security are of utmost importance. PointR is composed of a team of seasoned Silicon Valley executives. PointR CEO, Saran Saund has been founder, CEO and GM at several startups and public companies. He has returned significant value to shareholders in his startups. Chief technology officer, Burcak Beser has been founder and CTO of several successful private and public companies with over 144 patents during his career. For additional information please visit www.pointr.ai

About Mateon’s Lead Product Candidate, OT-101

High-grade gliomas (HGG) are characterized by a T-cell exhaustion signature and pronounced T-cell hyporesponsiveness of their tumor microenvironment (TME). Transforming growth factor beta 2 (TGFB2) has been implicated as a key contributor to the immunosuppressive landscape of the TME in HGG. OT-101, a TGFB2-specific first-in-class RNA therapeutic designed to abrogate the immunosuppressive actions of TGFB2. In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induces durable complete and partial responses in recurrent and refractory adult HGG patients, including young adults with GBM or AA. Efficacy was also demonstrated in treatment failure pancreatic cancer patients and melanoma patients, suggesting that OT-101 is effective among all solid tumors overexpressing TGF-beta.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Statements concerning the anticipated completion of the proposed merger, the anticipated success of the PointR technology, or the benefits expected to be gained from the merger are all forward-looking statements. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

Mateon

Amit Shah

Email: ashah@oncotelic.com

PointR Data

Saran Saund

Email: saran@pointr.ai

WideTrial

Ian Manger, Ph.D.

Email: ian.manger@widetrial.com